EXHIBIT 10.4

                     FIRST AMENDMENT TO AMENDED AND RESTATED
                           REVOLVING CREDIT AGREEMENT

         This Amendment is made as of the 31 day of October, 1995, by and between Arden Industrial Products, Inc., a Minnesota corporation ("Borrower") and TCF Bank Minnesota fsb, a federally chartered stock savings bank.


                                    RECITALS

         The Borrower and the Lender have entered into an Amended and Restated Revolving Credit Agreement dated as of November 30, 1994 (the "Credit Agreement").

         Pursuant to the Credit Agreement, the Borrower has issued to the Lender its Note, dated November 30, 1994, in the face amount of $5,000,000 (the "Note").

         The Borrower has requested, among other things, that the Lender (i) extend the Commitment Termination Date from November 30, 1995 to November 30, 1997, (ii) increase the Lender's Commitment from $5,000,000 to $10,000,000 and
(iii) lower the interest rate from two percent (2.00%) over the LIBOR Rate to one and eight-tenths of one percent (1.80%) over the LIBOR Rate.

         The Lender is willing to grant the Borrower's requests pursuant to the terms and conditions set forth below.

         NOW, THEREFORE, in consideration of the premises and the mutual covenants and agreements herein contained, the Borrower and the Lender agree as follows:

         Terms used in this Amendment which are defined in the Credit Agreement shall have the same meanings as defined therein, unless otherwise defined herein.

         To induce the Lender to enter into this Amendment, the Borrower hereby agrees that the Recitals are true and correct and that the Loan Documents constitute the legal, valid and binding obligations of the Borrower enforceable against the Borrower in accordance with their respective terms, except as limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors' rights generally; except as limited by applicable statutes of limitation; and except as limited by the enforceability of obligations subject to the general principles of equity.

         Section 1.01 of the Credit Agreement is hereby amended by deleting the existing definitions of Commitment and Commitment Termination Date and by substituting therefor the following new definitions of Commitment and Commitment Termination Date:

                  "'Commitment' means $10,000,000, unless said amount is reduced pursuant to Section 2.06, in which event it means the amount to which said amount is reduced."

                  "'Commitment Termination Date' means November 30, 1997 or the earlier termination of the Commitment pursuant to Section 2.06 or
         Section 7.02."

         The Note. Section 2.02 of the Credit Agreement is hereby amended by deleting the existing Section 2.02 in its entirety and by substituting therefor the following new Section 2.02:

                  "Section 2.02 The Note. The Advances made by the Lender shall be evidenced by and repayable with interest in accordance with a single promissory note of the Borrower (the "Note"), payable to the order of the Lender, substantially in the form of Exhibit A to the First Amendment to Amended and Restated Revolving Credit Agreement (the "First Amendment"), dated the date of the First Amendment. This Note is issued in replacement of and in substitution for, but not in payment of, that certain Revolving Note of the Borrower dated November 30, 1994 (the "Original Note"), payable to the order of the Lender in the principal amount of $5,000,000. The Note shall bear interest on the unpaid principal amount thereof from the date thereof until paid at the rate provided in Section 2.04."

         Interest. Section 2.04(a) of the Credit Agreement is hereby amended by deleting the existing Section 2.04(a) in its entirety and by substituting therefor the following new Section 2.04(a):

                  "(a) LIBOR Rate. The outstanding principal balance of the Advances shall bear interest from the date of this Agreement until the Advances are fully paid at an annual rate equal to one and eight-tenths of one percent (1.80%) over the LIBOR Rate. The LIBOR Rate (plus the applicable spread of one and eight-tenths of one percent (1.80%) determined by the Lender on or about the twenty-fifth (25th) day of each month) shall be applicable for the next succeeding month."

         This Amendment shall become effective as of the date the Lender shall have received the following, each in form and content satisfactory to the
Lender:

                           The Note, duly executed by the Borrower;

                           (b) This Amendment, duly executed by the Borrower;
                  and

                           (c) A certified copy of the resolutions of the Board
                  of Directors of the Borrower evidencing approval of this Amendment and the Note, certified by the Secretary or the Assistant Secretary of the Borrower as being a true, correct and complete copy thereof which has been duly adopted and is in full force and effect.

         Except as expressly amended by this Amendment, the terms and conditions of the Credit Agreement shall remain in all other respects in full force and effect.

         On the date this Amendment becomes effective, each reference in the Credit Agreement to "this Agreement" and each reference in any of the Loan Documents to "the Credit Agreement" shall be deemed a reference to the Credit Agreement as amended by this Amendment.

         On the date this Amendment becomes effective, each reference in the Credit Agreement and in any other Loan Document to the "Note" shall be deemed a reference to the Note as defined in this Amendment.

         The Borrower hereby agrees to pay all fees and disbursements of counsel to the Lender for the services performed by such counsel in connection with the preparation of this Amendment and all documents incidental hereto.

         The Borrower acknowledges and agrees that the Loan Documents set forth the entire agreement between the Borrower and the Lender with respect to the matters covered therein. The Borrower further acknowledges that the Lender has satisfied all of its obligations under the Lender's offer to lend dated October __, 1995 and that the Lender has no further obligations or commitments to the Borrower except as expressly set forth in the Loan Documents. No agreement, statement or promise made to the Borrower by any employee, officer or agent of the Lender with respect to the loan evidenced by the Loan Documents shall be binding on the Lender unless it is set forth in writing and signed by an officer of the Lender and no amendment or modification of any of the Loan Documents shall be effective unless set forth in writing and signed by an officer of the Lender.

         IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed as of the date first above written.

                                       ARDEN INDUSTRIAL PRODUCTS, INC.


                                       By  Kim B. Erickson
                                           -----------------------------
                                           Its  C.F.O.


                                       TCF BANK MINNESOTA FSB


                                       By  Richard D. Larsen
                                           ------------------------------
                                           Its  Vice President


                                  AND


                                       By  Milli A. Navara
                                           ------------------------------
                                           Its Commercial Banking Officer